As filed with the U.S. Securities and Exchange Commission on February 21, 2025	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	47-5580846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6100 Merriweather Drive
Columbia, Maryland, 21044
(410) 872-0555
(Address of principal executive offices, including zip code)

Tenable Holdings, Inc. 2018 Equity Incentive Plan
Tenable Holdings, Inc. 2018 Employee Stock Purchase Plan
(Full titles of the plans)
__________________________
Stephen A. Vintz
Co-Chief Executive Officer and Chief Financial Officer
Tenable Holdings, Inc.
6100 Merriweather Drive
Columbia, Maryland 21044
(410) 872-0555
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Jon C. Avina	Michelle VonderHaar
Madison A. Jones	Tenable Holdings, Inc.
Cooley LLP	6100 Merriweather Drive
3175 Hanover Street	Columbia, Maryland 21044
Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐
Emerging growth company	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Tenable Holdings, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (1) 5,984,902 additional shares of its common stock under the 2018 Equity Incentive Plan (the "2018 Plan"), pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares common stock reserved and available for issuance under the 2018 Plan on January 1, 2025 and (2) 1,795,470 additional shares of its common stock under the 2018 Employee Stock Purchase Plan (the "2018 ESPP"), pursuant to the provisions of 2018 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2018 ESPP on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its common stock for issuance under the 2018 Plan and the 2018 ESPP on a Registration Statement on Form S-8 filed with the Commission on July 26, 2018 (File No. 333-226347), and subsequent Registration Statements on Form S-8 filed with the Commission on March 1, 2019 (File No. 333-230040), February 28, 2020 (File No. 333-236759), February 23, 2021 (File No. 333-253376), February 25, 2022 (File No. 333-263050), February 24, 2023 (File No. 333-270021) and February 28, 2024 (File No. 333-277466). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
Item 3        Incorporation of Certain Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 21, 2025.
b.All other reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (b) above (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items).
c.The description of the Registrant’s common stock which is contained in Exhibit 4.3 in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020, including any amendment or report filed with the Commission for the purpose of updating such description.
d.All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8        Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-38600	3.1	July 30, 2018
4.2	Amended and Restated Bylaws of the Registrant, as currently in effect	8-K	001-38600	3.1	November 15, 2023
4.3	Form of Common Stock Certificate of the Registrant	S-1/A	333-226002	4.1	July 16, 2018
5.1*	Opinion of Cooley LLP
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Form S-8)
99.1	2018 Equity Incentive Plan and Forms of Stock Option Grant Notice and Agreement and Restricted Stock Unit Grant Notice and Agreement thereunder	S-8	333-226347	10.4	July 26, 2018
99.2	Form of Restricted Stock Unit Grant Notice and Agreement under the 2018 Equity Incentive Plan	10-Q	001-38600	10.2	August 2, 2023
99.3	Form of Restricted Stock Unit Grant Notice and Agreement under the 2018 Equity Incentive Plan	10-Q	001-38600	10.1	November 9, 2023
99.4	2018 Employee Stock Purchase Plan	S-8	333-226347	10.5	July 26, 2018
99.5	Form of Performance Restricted Stock Unit Grant Notice and Agreement	8-K	001-38600	10.1	February 28, 2022
107*	Filing Fee Table
___________
*    Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on February 21, 2025.

TENABLE HOLDINGS, INC.

By:	/s/ Stephen A. Vintz
Stephen A. Vintz
Co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Vintz and J. Barron Anschutz, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen A. Vintz	Co-Chief Executive Officer and Chief Financial Officer	February 21, 2025
Stephen A. Vintz	(Principal Executive Officer and Principal Financial Officer)

/s/ J. Barron Anschutz	Senior Vice President, Finance and Accounting	February 21, 2025
J. Barron Anschutz	(Principal Accounting Officer)

/s/ Arthur W. Coviello, Jr.	Chairman of the Board	February 21, 2025
Arthur W. Coviello, Jr.

/s/ Linda Zecher Higgins	Director	February 21, 2025
Linda Zecher Higgins

/s/ Niloofar Razi Howe	Director	February 21, 2025
Niloofar Razi Howe

/s/ John C. Huffard, Jr.	Director	February 21, 2025
John C. Huffard, Jr.

/s/ Margaret Keane	Director	February 21, 2025
Margaret Keane

/s/ A. Brooke Seawell	Director	February 21, 2025
A. Brooke Seawell

/s/ George Alexander Tosheff	Director	February 21, 2025
George Alexander Tosheff

/s/ Raymond Vicks, Jr.	Director	February 21, 2025
Raymond Vicks, Jr.
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